SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

|X|   Preliminary information statement   |_|   Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14c-5(d)(2))

|_|   Definitive information statement

                          ALTRIMEGA HEALTH CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                               Amendment No. 1 to
                        Preliminary Information Statement
                             Dated: January 9, 2004

                          ALTRIMEGA HEALTH CORPORATION
                               4702 Oleander Drive
                                    Suite 200
                       Myrtle Beach, South Carolina 29577
                                 (843) 497-7028

                              INFORMATION STATEMENT

      This information statement (the "Information Statement") is furnished to the shareholders of Altrimega Health Corporation, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company. This Information Statement is first being provided to shareholders on or about January 26, 2003.

      The corporate actions involve two (2) proposals (individually, a "Proposal" and, collectively, the "Proposals") providing for the following amendments to the Company's Articles of Incorporation to:

      1. Change the name of the Company to Creative Holdings & Marketing Corporation; and

      2. Increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 2,000,000,000 shares.

      ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 30, 2003 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSALS. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S SHARES OF COMMON AND PREFERRED STOCK ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       BY ORDER OF THE BOARD OF DIRECTORS

                            John W. Gandy, President

Myrtle Beach, South Carolina

January 9, 2004

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

ABOUT THE INFORMATION STATEMENT...............................................1

      What Is The Purpose Of The Information Statement?.......................1

      Who Is Entitled To Notice?..............................................1

      What Corporate Matters Will The Principal Shareholders Vote For
        And How Will They Vote?...............................................1

      What Are The Board Of Directors' Recommendations?.......................2

      What Vote Is Required To Approve Each Proposal?.........................2

STOCK OWNERSHIP...............................................................3

      Security Ownership Of Certain Beneficial Owners.........................3

      Security Ownership Of Management Of Altrimega...........................5

PROPOSAL 1 -  AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE
      COMPANY'S NAME TO CREATIVE HOLDINGS & MARKETING CORPORATION............7

      Recommendation Of The Board Of Directors...............................8

PROPOSAL 2 -  AMENDMENT TO THE ARTICLES OF INCORPORATION  TO INCREASE THE
      AUTHORIZED COMMON STOCK OF THE COMPANY TO 2,000,000,000 SHARES.........9

      Purpose Of Increasing Number Of Authorized Shares Of Common Stock......9

      Recommendation Of The Board Of Directors...............................10

      Description Of Capital Stock...........................................10

             Common Stock....................................................10

             Preferred Stock.................................................11

      Dividends..............................................................11

      Transfer Agent And Registrar...........................................11

      Additional Information.................................................11

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.....11

PROPOSALS BY SECURITY HOLDERS................................................11

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.................12

                          ALTRIMEGA HEALTH CORPORATION
                               4702 Oleander Drive
                                    Suite 200
                       Myrtle Beach, South Carolina 29577

                              ---------------------

                              INFORMATION STATEMENT
                                 January 9, 2004

                            -------------------------

      This information statement contains information related to certain corporate actions of Altrimega Health Corporation, a Nevada Corporation (the "Company"), and is expected to be mailed to shareholders on or about January 26, 2004.

                         ABOUT THE INFORMATION STATEMENT

      What Is The Purpose Of The Information Statement?

      This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the written consents of principal shareholders. Shareholders holding a majority of the Company's outstanding common stock independently and also with the outstanding preferred stock, voting on an as converted basis with the common stock, are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place on February 18, 2004, consisting of the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to Creative Holdings and Marketing Corporation and to increase the authorized common stock to 2,000,000,000.

Who Is Entitled To Notice?

      Each holder of an outstanding share of common stock or preferred stock as of record on the close of business on the Record Date, December 30, 2003, will be entitled to notice of each matter to be voted upon pursuant to written consents. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 49,139,950 issued and outstanding shares of common stock combined with the Company's 1,000,000 shares of preferred stock, on an as converted basis into 300,000,000 shares of common stock, have indicated that they will vote in favor of the Proposals. Additionally, shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 49,139,950 issued and outstanding shares of common stock, as an independent class, have indicated they will vote in favor of the Proposal to increase the the number of authorized shares of common stock to 2,000,000,000 shares. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What Corporate Matters Will The Principal Shareholders Vote For And How Will They Vote?

      Shareholders holding a majority of the outstanding stock required to vote on each matter have indicated that they will vote for the following matter:

      o For the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to Creative Holdings & Marketing Corporation (see page 6).

      o For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 50,000,000 to 2,000,000,000 shares (see page 8).

What Are The Board Of Directors' Recommendations?

      The Board of Directors' recommendation is set forth together with the description of each item in this information statement. In summary, the Board recommends a vote:

      o For the approval of an amendment to the Company's Articles of Incorporation to change the name of the Company from Altrimega Health Corporation to Creative Holdings & Marketing Corporation (see page 6).

      o For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock to 2,000,000,000 shares (see page 8).

What Vote Is Required To Approve Each Proposal?

      As of the record date, the Company had 49,139,950 shares of issued and outstanding shares of common stock and 1,000,000 shares of issued and outstanding shares of preferred stock. Each share of preferred stock is convertible into 300 shares of common stock and is entitled to vote with shares of common stock on an as converted basis. As a result, holders of the shares of preferred stock are entitled to vote a total of 300,000,000 shares of common stock.

      Corporate Name Change. For the Proposal to change the name of the corporation to Creative Holdings & Marketing Corporation, a vote of a majority of the common stock combined with the as converted shares of preferred stock is required for approval of the Proposal. As a result of the 49,139,950 outstanding shares of common stock and the 300,000,000 shares of common stock entitled to vote on an as converted basis of the 1,000,000 shares of preferred stock, at least 174,569,976 votes are required to approve the Proposal.

      Increase in Authorized Shares. For the Proposal to increase the authorized shares of common stock to 2,000,000,000, in addition to the vote of at least 174,569,976 shares including the as converted preferred stock, a second vote of a majority of common stock, as an independent class, is also required by Nevada Revised Statutes Section 78.390(2). Accordingly, a second vote of at least 24,569,976 shares of outstanding common stock, without the shares of preferred stock, is also require to approve the increase in the number of authorized shares of common stock.

      The shareholders that have indicated an intention to vote in favor of the Proposals and the number of shares of common stock and preferred stock, including on an as converted basis, within their voting control as of the new record date (December 30, 2003) are described below. These shareholders have 62.1106% of the shares entitled to vote when the shares of preferred stock are included on an as converted basis, and have 50.0517% of the shares common stock when considered as an independent class. Accordingly the same shareholders have sufficient shares to approve both Proposals.

                                                                                      NUMBER OF                  PERCENTAGE
                                                                                      COMMON                     OWNERSHIP
                                                                                      SHARES UPON   TOTAL        INCLUDING
                                                 PERCENTAGE                           CONVERSION    SHARES       PREFERRED
                                      COMMON     OWNERSHIP   PREFERRED  PERCENTAGE    OF            ON AN AS     (ALL PREFERRED
                                      SHARES     COMMON      SHARES     OF            PREFERRED     CONVERTED    PREFERRED AS
SHAREHOLDER                           OWNED      STOCK(6)    OWNED      PREFERRED(7)  STOCK          BASIS       CONVERTED(8)
-----------                           -----      --------    -----      ------------  -----          -----       ------------
CAPITAL PROPS. CONS., LLC(1)         1,668,250     3.3949%    83,410       8.34%      25,023,000    26,691,250     7.6449%
EARL INGARFIELD                      2,611,430     5.3143%         0       0.00%               0     2,611,430     0.7480%
CHICORA BEACH HOLIDAY(2)               559,300     1.1382%    27,969       2.80%       8,390,700     8,950,000     2.5634%
JOHN F. SMITH, III                     348,400     0.7090%    17,422       1.74%       5,226,600     5,575,000     1.5968%
JOHN W. GANDY                        1,254,750     2.5534%    62,730       6.27%      18,819,000    20,073,750     5.7495%
GANDY ASSOCIATES, LLC(2)             1,250,000     2.5438%    62,500       6.25%      18,750,000    20,000,000     5.7284%
GANDY FAMILY INVS., LLC(2)           2,500,000     5.0875%   125,000      12.50%      37,500,000    40,000,000    11.4567%
KIM GOODSON                          2,000,000     4.0700%         0       0.00%               0     2,000,000     0.5728%
GREAT WEST, LLC(3)                   4,879,750     9.9303%   250,647      25.06%      75,194,100    80,073,850    22.9346%
ROBERT LEE MATZIG                    1,100,000     2.2385%         0       0.00%               0     1,100,000     0.3151%
WOFFORD CAPITAL(2)                     202,500     0.4121%    10,125       1.01%       3,037,500     3,240,000     0.9280%
HENDRIX & GANDY, LLC(4)                 21,000     0.0427%     1,055       0.11%         316,500       337,500     0.0967%
RIO INVS. GROUP, LLC(5)              6,200,000    12.6170%         0       0.00%               0     6,200,000     1.7758%
                                    -------------------------------------------------------------------------------------
                                    24,595,380    50.0517%   640,858      64.09%     192,257,400   216,852,780    62.1106%
                                    =====================================================================================

(1) To the Company's knowledge, Capital Properties Consultants, LLC is controlled by Ron Hendrix, a director of the Company.

(2) Represents shares of the Company's common stock over which John W. Gandy, the Company's President and Director, has voting control.

(3)   To the Company's knowledge, Great West, LLC is controlled by Marcella M.
      Mica.

(4)   Hendrix & Gandy, LLC is controlled 50% by John Gandy and 50% by Ron
      Hendrix.

(5) To the Company's knowledge, Rio Investments Group, LLC is controlled by Walter Lynch.

(6) Applicable percentage of ownership is based on 49,139,950 shares of common stock outstanding as of December 30, 2003.

(7) Applicable percentage of ownership is based on 1,000,000 shares of preferred stock outstanding as of December 30, 2003.

(8) Applicable percentage of ownership is based on 49,139,950 shares of common stock outstanding as of December 30, 2003, combined with 300,000,000 shares of common stock based on a converted basis of the 1,000,000 shares of preferred stock.

                                 STOCK OWNERSHIP

Security Ownership Of Certain Beneficial Owners

      As of December 30, 2003, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Ownership of preferred stock is set forth below to show the effect of conversion of the shares of preferred stock into common stock. As of December 10, 2003, the Company had 49,139,950 shares of common stock outstanding and 1,000,000 shares of preferred stock outstanding.

                                                                                          Amount and
                                                                                           Nature of
Name and Address                                                                          Beneficial      Percentage of
Beneficial Owner                              Title of Class                               Ownership            Class(1)
----------------                              --------------                               ---------            --------
Rio Investment Group, LLC(3)                  Common                                       6,200,000              12.62%
25 Greystone Manor                            Preferred                                            0                  0%
Lewes, Delaware 19958-9776                    Total Beneficial Ownership                   6,200,000              12.62%

Great West, LLC(4)                            Common                                       4,879,750               9.93%
1960 Stickney Point Road                      Preferred                                      250,647              25.06%
Sarasota, FL  34231                           Total Beneficial Ownership                  80,073,850              64.40%

Earl Ingarfield                               Common                                       2,611,430               5.31%
19 Boulevard of the Presidents North          Preferred                                            0                  0%
Unit # 227                                    Total Beneficial Ownership                   2,611,430               5.31%
Sarasota, FL 34236

Capital Properties Consultants, LLC(5)        Common                                       1,668,250              3.39%%
4702 Oleander Drive, Suite 200                Preferred                                       83,410               8.34%
Myrtel Beach, SC 29577                        Total Beneficial Ownership                  26,691,250              35.99%

Quickstep, LLC(6)                             Common                                               0                  0%
2033 Main Street                              Preferred                                      250,647              25.06%
Sarasota, FL  34237                           Total Beneficial Ownership                  75,194,100                 60%

Chicora Beach Holiday(7)                      Common                                         559,300               1.14%
P.O. Box 276                                  Preferred                                       27,969               2.80%
Myrtle Beach, SC 29576                        Total Beneficial Ownership                   8,950,000              15.56%

John F. Smith, III                            Common                                         348,400               1.71%
26 Highwood Circle                            Preferred                                       17,422               1.74%
Murrells Inlet, SC 29575                      Total Beneficial Ownership                   5,575,000              10.25%

John W. Gandy(2)                              Common                                       2,813,812               5.73%
561 Old Filed Road                            Preferred                                       77,957               7.80%
Murrells Inlet, SC 29576                      Total Beneficial Ownership                  26,200,784              36.13%

Gandy Associates, LLC(8)                      Common                                       1,250,000               2.54%
561 Old Filed Road                            Preferred                                       62,500               6.25%
Murrells Inlet, SC 29576                      Total Beneficial Ownership                  20,000,000              29.46%

Gandy Family Investments, LLC(8)              Common                                       2,500,000               5.09%
561 Old Filed Road                            Preferred                                      125,000               12.5%
Murrells Inlet, SC 29576                      Total Beneficial Ownership                  40,000,000              46.17%

Wofford Capital(9)                            Common                                         202,500                .41%
P.O. Box 1103                                 Preferred                                       10,125               1.01%
Myrtle Beach, SC 29578                        Total Beneficial Ownership                   3,240,000              15.56%

                                                                                          Amount and
                                                                                           Nature of
Name and Address                                                                          Beneficial      Percentage of
Beneficial Owner                              Title of Class                               Ownership            Class(1)
----------------                              --------------                               ---------            --------
Ron Hendrix, C.F.O., Secretary and
  Director (2)                                Common                                       1,678,750               3.42%
4702 Oleander Drive, Suite 200                Preferred                                       83,938               8.39%
Myrtel Beach, SC 29577                        Total Common and Preferred (converted)      26,860,000              36.14%

Security Ownership Of Management Of Altrimega

                                                                                          Amount and
                                                                                           Nature of
Name and Position                                                                         Beneficial      Percentage of
of Officer and/or Director                    Title of Class                               Ownership            Class(1)
--------------------------                    --------------                               ---------            --------
John W. Gandy, President, C.E.O. and
  Director (2)                                Common                                              2,813,812             5.73%
                                              Preferred                                              77,957             7.80%
                                              Total Common and Preferred (converted)             26,200,784            36.13%

Ron Hendrix, C.F.O., Secretary and Director
  (2)                                         Common                                              1,678,750             3.42%
                                              Preferred                                              83,938             8.39%
                                              Total Common and Preferred (converted)             26,860,000            36.14%

John F. Smith, III, Director                  Common                                                348,400              .71%
                                              Preferred                                              17,422             1.74%
                                              Total Common and Preferred (converted)              5,575,000            10.25%

Officers and Directors as a Group (3
  persons)                                    Common                                              4,840,962             9.85%
                                              Preferred                                             179,317            17.93%
                                              Total Common and Preferred (converted)             58,635,784            54.41%

----------
(1) Applicable percentage of ownership is based on 49,139,950 shares of common stock and 1,000,000 shares of preferred stock, convertible into 300,000,000 shares of common stock, outstanding as of December 30, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities (Please see note 2 below). Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 30, 2003 are deemed to be beneficially owned by the person holding such preferred shares for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Ownership for officers and directors includes shares owned by the following entities based on the officer and director's percentage ownership of the entity, as set forth below.
      o     Hendrix & Gandy is owned 50% by John W. Gandy and 50% by Ron
            Hendrix.
      o     Chicora Beach Holiday is owned 25% by John W. Gandy.
      o     Wofford Capital is owned 16.66% by John W. Gandy.
      o     Gandy Associates is owned 50% by John W. Gandy.
      o     Gandy Family Investments is owned 30% by John W. Gandy.
      o     Capital Properties Consultants is 100% owned by Ron Hendrix.

(3) To the Company's knowledge, Rio Investments Group, LLC is controlled by Walter Lynch.

(4)   To the Company's knowledge, Great West, LLC is controlled by Marcella M.
      Mica.

(5) To the Company's knowledge, Capital Properties Consultants, LLC is controlled by Ron Hendrix, a director of the Company.

(6) To the Company's knowledge, Troy H. Myers, Jr. has voting control of Quickstep, LLC.

(7) John W. Gandy, the Company's President and Director, has voting control over Chicora Beach Holiday.

(8) John W. Gandy, the Company's President and Director, has voting control over Gandy Associates, LLC and Gandy Family Investments, LLC.

(9) John W. Gandy, the Company's President and Director, has voting control over Wofford Capital, LLC

      Corporate action will only take place 20 days after a definitive information statement is mailed to all shareholders of record.

                                  PROPOSAL 1 -
   AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO
                   CREATIVE HOLDINGS & MARKETING CORPORATION

      Our Company's Board of Directors proposed an amendment to our Company's Articles of Incorporation to change our Company's name from Altrimega Health Corporation to Creative Holdings & Marketing Corporation.

      The amendment to our Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that the first paragraph of Article I of the Articles of Incorporation shall be as follows:

            "The name of the corporation is Creative Holdings & Marketing Corporation."

      Our Company's Board of Directors believes that it is desirable to have the Company change its name in light of our recent merger agreement with Creative Holdings, Inc. and change in our business focus to the real estate industry. Moreover, the Company is not involved in the health care industry.

      On August 15, 2002, the Company entered into a definitive Merger Agreement (the "Merger Agreement") among the Company, Altrimega Acquisition Co., a Nevada corporation ("Acquisition Co."), Creative Holdings, Inc., a South Carolina corporation ("Creative Holdings") and the shareholders of Creative Holdings (the "Shareholders"). Pursuant to the Merger Agreement, Creative Holdings would have been merged with and into Acquisition Co., which would have been the surviving corporation and continued its corporate existence under the laws of the State of Nevada as a wholly-owned subsidiary of the Company. In consideration of the merger, the Company was to issue a total of 320,000,000 shares of common stock of the Company to the Shareholders in exchange for all of the common stock of Creative Holdings. At closing, 20,000,000 shares of common stock of the Company would have been issued and delivered to the Shareholders. Upon consummation of the merger and the approval by a majority of the outstanding shares of capital stock authorizing an amendment to the Company's Articles of Incorporation increasing the authorized common stock of the Company to 800,000,000, the remaining 300,000,000 shares of common stock of the Company would have been issued and delivered to the Shareholders.

      On September 2, 2002, the Company, Creative Holdings and the Shareholders amended the Merger Agreement and restructured the merger into a stock exchange transaction, whereby Creative Holdings became a wholly-owned subsidiary of the Company. Pursuant to the Share Exchange Agreement (the "Share Exchange Agreement"), effective as of August 15, 2002 by and among the Company, Creative Holdings and the Shareholders, the Shareholders exchanged with, and delivered to, the Company the issued and outstanding capital stock of Creative Holdings in exchange for 20,000,000 shares of common stock of the Company and 1,000,000 shares of Series A Convertible Preferred Stock of the Company. Each share of Series A Convertible Preferred Stock will be convertible into 300 shares of common stock of the Company. All of the shares of preferred stock were issued on November 6, 2002. After cancellation of certain shares, the Shareholders have received 13,619,950 shares of the Company's common stock.

      The Company is a real estate development business and will strive to locate, evaluate and proceed to finance and develop multiple projects located primarily in the Myrtle Beach, S.C. area and the Carolinas area of the United States. Management believes that these areas provide the population growth necessary to achieve profits from new construction projects. The Company's business strategy includes a focus on interval ownership properties that cater to this major tourism industry. As well, we intend to develop projects in the medium price ranges for the areas' permanent service industry population. Management will attempt to seek out low-risk projects throughout the Carolinas that do not require large financing commitments. Accordingly, the Company believes "Creative Holdings & Marketing Corporation" is an appropriate name for the Company.

         The Company's first revenue generating real estate project is the Sea Garden Town Home Community in North Myrtle Beach, South Carolina. The Company is developing this project through its 80% interest in Sea Garden Funding, LLC, the owner and developer of the remaining 59 units in a 175 unit, 2 bedroom, 2 bath town home community approximately 3 blocks from the Atlantic shoreline. Sea Garden Funding purchased the real property from Sea Garden, LLC on October 21, 2002 for the payment of $210,000 and the assumption of $1,071,344.66 in mortgages on the real property held by Horry County State Bank. The development consists of buildings that have either 4 or 5 units per building. The remaining 20% interest in Sea Garden Funding, LLC, is owned by an unaffiliated party. The community currently consists of

116 sold units. During the first three quarters of 2003, this project produced revenue of $634,868 with gross profit of $24,782.

Recommendation Of The Board Of Directors

      Our Board of Directors unanimously recommended a vote "FOR" the approval of an amendment to our Company's Articles of Incorporation to change the company name from Altrimega Health Corporation to Creative Holdings & Marketing Corporation.

                                  PROPOSAL 2 -
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
 TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 2,000,000,000 SHARES

      Our Company's Board of Directors proposed an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 2,000,000,000 shares.

      The amendment to our Company's Articles of Incorporation provides for the authorization of 1,950,000,000 additional shares of our Company's common stock. Currently, 49,139,950 shares of our Company's common stock are issued and outstanding of the 50,000,000 authorized shares of common stock. None of the current authorized and unissued shares of common stock are reserved for specific purposes.

Purpose Of Increasing Number Of Authorized Shares Of Common Stock

      On August 15, 2002, the Company entered into a definitive Merger Agreement (the "Merger Agreement") among the Company, Altrimega Acquisition Co., a Nevada corporation ("Acquisition Co."), Creative Holdings, Inc., a South Carolina corporation ("Creative Holdings") and the shareholders of Creative Holdings (the "Shareholders"). Pursuant to the Merger Agreement, Creative Holdings would have been merged with and into Acquisition Co., which would have been the surviving corporation and continued its corporate existence under the laws of the State of Nevada as a wholly-owned subsidiary of the Company. In consideration of the merger, the Company was to issue a total of 320,000,000 shares of common stock of the Company to the Shareholders in exchange for all of the common stock of Creative Holdings. At closing, 20,000,000 shares of common stock of the Company would have been issued and delivered to the Shareholders. Upon consummation of the merger and the approval by a majority of the outstanding shares of capital stock authorizing an amendment to the Company's Articles of Incorporation increasing the authorized common stock of the Company to 2,000,000,000, the remaining 300,000,000 shares of common stock of the Company would have been issued and delivered to the Shareholders.

      On September 2, 2002, the Company, Creative Holdings and the Shareholders amended the Merger Agreement and restructured the merger into a stock exchange transaction, whereby Creative Holdings became a wholly-owned subsidiary of the Company. Pursuant to the Share Exchange Agreement (the "Share Exchange Agreement"), effective as of August 15, 2002 by and among the Company, Creative Holdings and the Shareholders, the Shareholders exchanged with, and delivered to, the Company the issued and outstanding capital stock of Creative Holdings in exchange for 20,000,000 shares of common stock of the Company and 1,000,000 shares of Series A Convertible Preferred Stock of the Company. Each share of Series A Convertible Preferred Stock will be convertible into 300 shares of common stock of the Company. All of the shares of preferred stock were issued on November 6, 2002. After cancellation of certain shares, the Shareholders have received 13,619,950 shares of the Company's common stock.

      The Company is contractually obligated to use some of the additional authorized shares of common stock for issuance pursuant to the Company's Share Exchange Agreement between the Company, Creative Holdings and the Shareholders. Pursuant to the Share Exchange Agreement, the Shareholders were collectively issued 1,000,000 shares of Series A Convertible Preferred Stock that are convertible into a total of 300,000,000 shares of common stock. All of the shares of preferred stock were issued on November 6, 2002. On the date of the Share Exchange Agreement, the Company had insufficient authorized shares of common stock for the Shareholders who acquired Series A Convertible Preferred Stock as part of the Share Exchange Agreement to convert the preferred stock into shares of common stock. The Company believes that upon the increase of the authorized shares of common stock to 2,000,000,000 shares, all, or substantially all, of the shares of Series A Preferred Stock will be converted into 300,000,000 shares of the Company's common stock. Accordingly, 300,000,000 shares of the Company's common stock will likely be issued to the Shareholders upon the approval of the amendment to the Company's Articles of Incorporation.

      After issuance of the 300,000,000 shares as a result of the conversion of the preferred shares, the Company will have approximately 1,650,000,000 shares of authorized and unissued shares of common stock. While the Company has no current plans, and is not currently considering any acquisitions, financings or corporate purposes involving the issuance of these shares of common stock, the Company's board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, possible future acquisition transactions and other possible general corporate purposes. The Company's board of directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect


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

to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. Again, other than as discussed above in connection with the conversion of the shares of preferred stock, the Company currently is not contemplating the issuance of any shares of common stock for any future financing, any future acquisitions transactions or other general corporate purposes.

      The amendment to the Company's Certificate of Incorporation provides for the authorization of 1,950,000,000 additional shares of the Company's common stock. As of December 30, 2003, 49,139,950 shares of the Company's common stock were issued and outstanding.

      There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock and the authorization of shares of preferred stock. The advantages include:

      o The ability of the Company to satisfy the obligations pursuant to the Share Exchange Agreement.

      o The ability to raise capital by issuing capital stock under financing transactions, if any.

      o To have shares of common stock available to pursue business expansion opportunities, if any.

      The disadvantages include:

      o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

      The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

      The amendment to our Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that the first paragraph of Article V1 of the Articles of Incorporation shall be as follows:

            "The maximum number of shares of stock which this Corporation shall have authority to issue is Two Billion Ten Million (2,010,000,000), consisting of Two Billion (2,000,000,000) shares of common stock having a par value of $0.001 per share, and Ten Million (10,000,000) shares of preferred stock having a par value of $0.001 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights with respect to the shares of each class are as follows:"

Recommendation Of The Board Of Directors

      Our Board of Directors unanimously recommended the approval of an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 2,000,000,000 shares.

Description Of Capital Stock

      The current authorized capital stock of our Company consists of 60,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 30, 2003, we had 49,139,950 shares of our common stock outstanding and 1,000,000 shares of our preferred stock outstanding. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock. Additional information can be found in our Articles of Incorporation and our Bylaws.

Common Stock

      Each share of our common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. Holders of our common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. In the event of liquidation, dissolution or winding up our Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.

Preferred Stock

      The Company has authorized and issued 1,000,000 shares of Class A Convertible Preferred Stock to the prior shareholders of Creative Holdings. Each share is convertible into 300 shares of common stock. These shares of preferred stock are senior to shares of common stock regarding dividends and liquidation. These 1,000,000 shares of preferred stock vote with shares of common stock on an as converted basis.

      The Company has 9,000,000 shares of authorized but unissued shares of "blank check" preferred stock.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation, Bylaws And Florida Law

      Authorized and Unissued Stock. Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.


Dividends

      The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company's operations.

Transfer Agent And Registrar

      Interwest Transfer Company Inc. is the transfer agent and registrar of our common stock. Its address is 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117.

Additional Information

      Incorporation by Reference. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 30, 2002, and the Company's Quarterly Report on Form 10-QSB for the three month period ended September 30, 2003, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company and as a former Shareholder of Creative Holdings.

      (b) No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

                          PROPOSALS BY SECURITY HOLDERS

      No security holder has requested the Company to included any proposals in this information statement.


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

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 4702 Oleander Drive, Suite 200, Myrtle Beach, South Carolina 29577; or by calling the Company at (843) 497-7028 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                        By Order of the Board of Directors

                                        /s/ John W. Gandy.
                                        ----------------------------------------
                                        John W. Gandy
                                        President and Director

Myrtle Beach, South Carolina
January 9, 2004


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